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EXHIBIT 2.1


                                                                  EXECUTION COPY



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                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                      ADVANCED TECHNOLOGY INDUSTRIES, INC.,


                             LTDN ACQUISITION CORP.,


                                       AND


                                LTDNETWORK, INC.



                            Dated as of June 18, 2003









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                                TABLE OF CONTENTS
                                                                            PAGE



ARTICLE I  THE MERGER..........................................................1

     1.1 The Merger............................................................1

     1.2 Closing...............................................................1

     1.3 Effective Time of the Merger..........................................2

     1.4 Subsequent Actions....................................................2

     1.5 Effects of the Merger.................................................2

     1.6 Tax Consequences......................................................2

ARTICLE II EFFECT OF THE MERGER ON THE OUTSTANDING SECURITIES OF THE COMPANY
           AND ACQUISITION; EXCHANGE PROCEDURES................................3

     2.1 Effect on Capital Stock...............................................3

     2.2 Exchange of Certificates..............................................6

     2.3 Effect of the Merger on Company Stock Options.........................8

     2.4 Purchase Price Adjustment.............................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................12

     3.1 Representations and Warranties of the Company........................12

     3.2 Representations and Warranties of Parent and Acquisition.............25

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS..........................37

     4.1 Affirmative Covenants................................................37

     4.2 Negative Covenants...................................................37

ARTICLE V ADDITIONAL AGREEMENTS...............................................41

     5.1 Access to Information; Confidentiality...............................41

     5.2 Fees and Expenses....................................................41

     5.3 No Solicitation or Other Negotiations................................42

     5.4 Brokers or Finders...................................................42

     5.5 Reasonable Best Efforts..............................................43

     5.6 Publicity............................................................43

     5.7 Notification of Certain Matters......................................44

     5.8 Preparation of the Proxy Statement and Registration Statement;
         Parent Special Meeting...............................................44

     5.9 Company Financial Statements.........................................45

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     5.10 Appointment of Directors............................................45

     5.11 Compliance with the Securities Act..................................46

     5.12 LTDN Interim Notes..................................................46

     5.13 Non-Disclosure and Invention Assignment Agreements..................46

     5.14 Vote................................................................46

ARTICLE VI CONDITIONS PRECEDENT...............................................46

     6.1 Conditions to Each Party's Obligation to Effect the Merger...........46

     6.2 Conditions to the Obligation of Parent and Acquisition to Effect
         the Merger...........................................................47

     6.3 Conditions to Obligation of the Company to Effect the Merger.........48

ARTICLE VII TERMINATION AND ABANDONMENT.......................................49

     7.1 Termination and Abandonment..........................................49

     7.2 Effect of Termination................................................50

ARTICLE VIII MISCELLANEOUS....................................................51

     8.1 Survival of Representations, Warranties, Covenants and Agreements....51

     8.2 Specific Performance.................................................51

     8.3 Notices..............................................................51

     8.4 Interpretation.......................................................52

     8.5 Counterparts.........................................................52

     8.6 Entire Agreement; No Third Party Beneficiaries.......................52

     8.7 Amendment............................................................53

     8.8 Waiver...............................................................53

     8.9 Governing Law........................................................53

     8.10 Submission to Jurisdiction..........................................53

     8.11 Assignment..........................................................53

     8.12 Severability........................................................54




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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 18, 2003 (this "AGREEMENT"), is made and entered into by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation ("PARENT"), LTDN ACQUISITION CORP., a Delaware corporation ("ACQUISITION"), and LTDNETWORK, INC., a Delaware corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Board of Directors of each of Parent, Acquisition and the Company has unanimously deemed it advisable and in the best interests of their respective stockholders for Acquisition to merge with and into the Company (the "MERGER") pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of Parent has unanimously deemed it advisable and in the best interests of the stockholders of Parent to adopt an amendment to Parent's Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION AMENDMENT") to increase the authorized shares of Parent Common Stock (as hereinafter defined) to 500,000,000 shares of Parent Common Stock; and

         WHEREAS, Parent, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Acquisition shall be merged with and into the Company at the Effective Time (as hereinafter defined). At the Effective Time, the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation under the name "LTDnetwork, Inc." and shall succeed to and assume all of the rights and obligations of Acquisition in accordance with the DGCL. As the context requires, the Company is sometimes hereinafter referred to as the "SURVIVING CORPORATION."

     1.2 CLOSING. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 7.1, the consummation of the Merger (the "CLOSING") shall take place as promptly as practical following




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the satisfaction or waiver (subject to applicable Law (as hereinafter defined))
of all of the conditions (other than those conditions which by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI (the "CLOSING DATE"), at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, NY, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME OF THE MERGER. At Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective upon such filing or at such time thereafter as Parent, Acquisition and the Company shall agree and specify in the Certificate of Merger (the "EFFECTIVE TIME").

         1.4 SUBSEQUENT ACTIONS. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Parent, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         1.5 EFFECTS OF THE MERGER.

                  (a) The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

                  (b) The directors and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  (c) The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Merger until thereafter amended in accordance with its terms and the DGCL.

                  (d) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Merger until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and the Bylaws of the Surviving Corporation.

         1.6 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code and related Treasury Regulations.

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                                   ARTICLE II

               EFFECT OF THE MERGER ON THE OUTSTANDING SECURITIES
               OF THE COMPANY AND ACQUISITION; EXCHANGE PROCEDURES

         2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK") or the holder of any shares of common stock, par value $0.0001 per share, of Parent (the "PARENT COMMON Stock"):

                  (a) COMMON STOCK OF ACQUISITION. Each share of common stock, par value $0.001 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of Acquisition evidencing ownership of any shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

                  (b) CONVERSION OF COMPANY COMMON STOCK. (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as hereinafter defined) and Excluded Shares (as hereinafter defined) shall be converted into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (the "MERGER CONSIDERATION").

                           (ii) All shares of Company Common Stock that are held
                  in the treasury of the Company and shares of Company Common Stock owned by Parent or Acquisition (collectively, the "EXCLUDED SHARES") shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

                           (iii) Definitions.

                                    (A) "ADDITIONAL AMOUNT" means the number of
                           shares of Parent Common Stock determined by calculating the Additional Amount per the following formula once the Additional Percentage is determined:

                                  N = (O+B+N)X

                           Where:

                           N = Additional Amount

                           O = Aggregate Parent Number

                           B = Base Amount

                           X = Additional Percentage


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                                    (B) "ADDITIONAL PERCENTAGE" means the
                           product obtained by multiplying (1) the difference between (x) the Threshold Amount and (y) $5,000,000, by (2) the quotient obtained by dividing (x) 0.05 by
                           (y) $750,000.

                           X = (T - 5,000,000) x (0.05 / 750,000)

                           Where:

                           X = Additional Percentage

                           T = Threshold Amount

                                    (C) "AGGREGATE COMMON NUMBER" means the sum
                           of (1) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (2) the number of shares of Company Common Stock issuable upon exercise, conversion or exchange of any security of the Company issued and outstanding as of the Effective Time that is exercisable, convertible or exchangeable into Company Common Stock (including Company Stock Options (as hereinafter defined)).

                                    (D) "AGGREGATE PARENT NUMBER" means the sum
                           of (1) the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time and (2) the number of shares of Parent Common Stock issuable upon exercise, conversion or exchange of any security (including, any Parent Indebtedness (as hereinafter defined)) of Parent (other than the LTDN Interim Notes) issued and outstanding as of the Effective Time that is exercisable, convertible or exchangeable into Parent Common Stock (including Parent Stock Options (as hereinafter defined)) whether by the terms of such security or pursuant to an agreement with the holder thereof to convert or exchange such security; provided that shares of Parent Common Stock issued to the Company or any of its Subsidiaries (as hereinafter defined) prior to, on or after the date of this Agreement shall not be included in the calculation of the Aggregate Parent Number. Without limiting the foregoing, the Aggregate Parent Number shall include all shares of Parent Common Stock, Parent Stock Options and Parent Convertible Securities issued or issuable to (i) Morgan Schiff & Co. in connection with the transactions contemplated by this Agreement and (2) Alfa-Pro Products GmbH pursuant to the Alfa-Pro Agreement (as hereinafter defined).

                                    (E) "AGGREGATE SHARE NUMBER" means the
                           number of shares of Parent Common Stock equal to the sum of (1) the Base Amount and (2) the Additional Amount.

                                    (F) "BANK ACCOUNT AMOUNT" means the amount
                           of immediately available funds held in a bank account of the Company (the "CASH BANK ACCOUNT") at the Effective Time at a bank designated by the Company (and reasonably acceptable to Parent) at least ten days prior to the Closing Date with an office located in New York City, New York (the "COMPANY'S BANK").

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                                    (G) "BASE AMOUNT" means the number of shares
                           of Parent Common Stock equal to the quotient obtained by dividing (1) the product obtained by multiplying
                           (x) 0.58 by (y) the Aggregate Parent Number by (2) 0.42.

                                    (H) "CERTIFIED EXCESS PARENT LIABILITIES"
                           means the amount of Excess Parent Liabilities, as set forth in a certificate (the "EXCESS PARENT LIABILITIES CERTIFICATE") signed on behalf of Parent by the chief executive officer and chief financial officer of Parent.

                                    (I) "CERTIFIED TOTAL AMOUNT" means an amount
                           equal to the sum of (i) the Net Cash Amount and (ii) the LTDN Interim Note Amount, as set forth in a certificate (the "TOTAL AMOUNT CERTIFICATE") signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

                                    (J) "EXCESS PARENT LIABILITIES" means the
                           difference, if any, between (1) all obligations and liabilities of Parent and its Subsidiaries outstanding on December 31, 2002 (and which are still outstanding on the Closing Date) of a nature required by United States generally accepted accounting principles ("GAAP") to be reflected in a consolidated balance sheet (or reflected in the notes thereto), other than any such obligations or liabilities that are (x) reflected in the Form 10-KSB of Parent for the fiscal year ended December 31, 2002 (the "PARENT FORM 10-KSB") or (y) converted into Parent Common Stock on the Closing Date, and (2) $520,000, expressed as a positive number.

                                    (K) "EXCHANGE RATIO" means the quotient
                           obtained by dividing (1) the Aggregate Share Number by (2) the Aggregate Common Number.

                                    (L) "LTDN INTERIM NOTE AMOUNT" means the
                           aggregate principal and interest outstanding at the Effective Time under the LTDN Interim Notes.

                                    (M) "LTDN INTERIM NOTES" means the
                           Promissory Notes issued prior to the Closing Date by Parent and payable to the Company.

                                    (N) "NET CASH AMOUNT" means an amount equal
                           to the difference between (1) the Bank Account Amount and (2) all obligations and liabilities of the Company and its Subsidiaries outstanding on the Closing Date of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto), other than any such obligations or liabilities that are converted into Company Common Stock on the Closing Date.

                                    (O) "THRESHOLD AMOUNT" means the sum of (1)
                           the lesser of (I) $10,000,000 and (II) the Certified Total Amount and (2) the Certified Excess Parent Liabilities.

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                  (c) ESCROW SHARES. Parent shall withhold from the shares of
Parent Common Stock to be issued at the Effective Time to the holders of Company Common Stock five percent (5%) of the Aggregate Share Number (the "ESCROW SHARES"). The portion of the Escrow Shares contributed on behalf of each holder of Company Common Stock shall be in proportion to the ratio of the aggregate Merger Consideration which such holder would otherwise be entitled to receive but for the withholding of the Escrow Shares to the aggregate Merger Consideration that would otherwise be received by all such holders but for the withholding of the Escrow Shares.

                  (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded appraisal rights in accordance with Section 262 of the DGCL ("DISSENTING SHARES") shall not be converted into or be exchangeable for the right to receive the Merger Consideration unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's appraisal right under the DGCL (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the DGCL). If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1(b). The Company shall give prompt notice to Parent of any demands, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company for appraisal of shares of Company Common Stock.

                  (e) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time, all shares of Company Common Stock (other than Dissenting Shares and Excluded Shares), that are issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Company Common Stock being converted into the right to receive the Merger Consideration pursuant to Section 2.1(b) (the "CERTIFICATES") shall cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b).

2.2      EXCHANGE OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall appoint a bank or trust company, or other party acceptable to the Company, to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration upon surrender of the Certificates. At the Effective Time, subject to Section 2.1(c), the Surviving Corporation shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of such Certificates, for exchange in accordance with this Article II, certificates representing shares of Parent Common Stock issuable pursuant to Section 2.1(b) (the "EXCHANGE FUND").

                  (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail or deliver to each Person (as hereinafter defined) who was, at the Effective Time, a holder of record of Company Common Stock and whose shares are being converted into the Merger Consideration pursuant to Section 2.1(b) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the

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Certificates shall pass, only upon delivery of the Certificates to the Exchange
Agent and shall otherwise be in a form and have such other provisions as Parent may reasonably specify) containing instructions for use by holders of Company Common Stock to effect the exchange of their shares of Company Common Stock for the Merger Consideration as provided herein. As soon as practicable after the Effective Time, each holder of an outstanding Certificate or Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates and such letter of transmittal duly executed and completed in accordance with the instructions thereto (together with such other documents as the Exchange Agent may reasonably request) and acceptance thereof by the Exchange Agent, be entitled to receive, subject to Section 2.1(c), in exchange therefore a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to this Article II. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If Parent Common Stock is to be remitted to a Person other than the Person in whose name the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the receipt of the Merger Consideration by a Person other than the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2(b), at any time after the Effective Time, each Certificate shall be deemed to represent only the right to receive the Merger Consideration upon such surrender as contemplated by Section 2.1.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged as provided in this Article II.

                  (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, subject to escheat and abandoned property and similar Laws.

                  (e) NO LIABILITY. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration and dividends in respect of such Certificate would otherwise


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escheat to or become the property of any Governmental Entity (as hereinafter defined)), any such Merger Consideration and dividends in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

                  (f) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to the right to vote or to any other rights of a stockholder of Parent. Any fractional share interests shall be rounded down to the nearest whole share of Parent Common Stock.

                  (g) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (h) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond or guarantee in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement.

         2.3 EFFECT OF THE MERGER ON COMPANY STOCK OPTIONS.


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                  (a) As soon as practicable following the date of this
Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the stock option plan of the Company (the "COMPANY STOCK OPTION PLAN")) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

                           (i) adjust the terms of all options to purchase
                  shares of Company Common Stock ("COMPANY STOCK OPTIONS") granted under the Company Stock Option Plan, whether vested or unvested, as necessary to provide that, at the Effective Time, each such Company Stock Option outstanding immediately prior to the Effective Time shall be assumed by Parent and become an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, at an exercise price per share of Parent Common Stock equal to (1) the per share exercise price for the shares of Company Common Stock otherwise subject to such Company Stock Option divided by (2) the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent; and

                           (ii) make such other changes to the Company Stock
                  Option Plan as Parent and the Company may agree are appropriate to give effect to the Merger.

                  (b) The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. It is the intention of the parties that the Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
Section 2.3 shall be applied consistent with this intent.

                  (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Option Plan, with the result that all obligations of the Company under the Company Stock Option Plan, including with respect to Company Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

                  (d) Except as otherwise contemplated by this Section 2.3 and except to the extent required under the respective terms of the Company Stock Options or the Company Stock Option Plan, all restrictions or limitations on transfer with respect to Company Stock Options awarded under the Company Stock Option Plan or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Company Stock Options after giving effect to the Merger and the assumption of the Company Stock Options by Parent as set forth above.

                           2.4 PURCHASE PRICE ADJUSTMENT.

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                  (a) Within 60 days after the Closing Date, Parent shall
prepare and deliver to Kurt Seifman (the "Representative") a statement (the "STATEMENT"), certified by the independent auditor of the Company, setting forth the Net Cash Amount as of the close of business on the Closing Date ("CLOSING NET CASH AMOUNT").

                  (b) (i) During the 60-day period following the Representative's receipt of the Statement, the Representative and its independent auditors shall be permitted to review the working papers relating to the Statement and any other books and records of the Company reasonably requested by the Representative. The Statement shall become final and binding upon the parties on the 60th day following delivery thereof, unless the Representative gives written notice of his disagreement with the Statement (a "NOTICE OF DISAGREEMENT") to Parent prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Parent in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon Parent and the Company on the earlier of (A) the date Parent and the Representative resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, Parent and the Representative shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period, Parent and the Representative shall submit to an independent accounting firm (the "ACCOUNTING FIRM") for arbitration any and all matters that remain in dispute and were properly included in the Notice of Disagreement. The Accounting Firm shall be a firm agreed upon by the Representative, the Company and Parent in writing. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

                  (ii) During the 60-day period following the Company's receipt of the Excess Parent Liabilities Certificate, Allan Klepfisz (the "COMPANY REPRESENTATIVE") and its independent auditors shall be permitted to review the working papers relating to the Excess Parent Liabilities Certificate and any other books and records of Parent reasonably requested by the Company Representative. The Excess Parent Liabilities Certificate shall become final and binding upon the parties on the 60th day following the Closing Date, unless the Company Representative gives written notice of his disagreement with the Excess Parent Liabilities Certificate (a "COMPANY NOTICE OF DISAGREEMENT") to the Representative prior to such date. Any Company Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Company Notice of Disagreement is received by the Representative in a timely manner, then the Excess Parent Liabilities Certificate (as revised in accordance with this sentence) shall become final and binding upon Parent and the Company on the earlier of (A) the date the Company Representative and the Representative resolve in writing any differences they have with respect to the matters specified in the Company Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm. During the 30-day period following the delivery of a Company Notice of Disagreement, the Company Representative and the Representative shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Company Notice of Disagreement. At the end of such

30-day period, the Company Representative and the Representative shall submit to the Accounting Firm for arbitration any and all matters that remain in dispute and were properly included in the Company Notice of Disagreement. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The amount of Excess Parent Liabilities that becomes final and binding pursuant to this Section 2.4(b)(ii) shall be referred to herein as the "CLOSING EXCESS PARENT LIABILITIES."

                  (iii) The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 2.4 shall be borne by Parent.

                  (c) If the sum (the "ACTUAL THRESHOLD AMOUNT") of (i) the lesser of (1) $10,000,000 and (2) the sum of (x) the Closing Net Cash Amount and
(y) the LTDN Interim Note Amount and (ii) the Closing Excess Parent Liabilities is less than the sum of (A) the Certified Total Amount and (B) the Certified Excess Parent Liabilities, then (x) if the Threshold Amount is greater than $5,000,000, the Additional Percentage and the Additional Amount shall be calculated by substituting the Actual Threshold Amount for the Threshold Amount and the difference in the number of shares of Parent Common Stock between (I) the Additional Amount calculated using the Threshold Amount and (II) the Additional Amount calculated using the Actual Threshold Amount, shall be subtracted from the Escrow Shares and returned to the treasury of Parent and (y) if the Actual Threshold Amount is less than $5,000,000, then in addition to any reduction in Escrow Shares pursuant to clause (x) above, the difference in the number of shares of Parent Common Stock between (I) the Base Amount as calculated on the Closing Date and (II) the New Base Amount (as defined below), shall be subtracted from the Escrow Shares and returned to the treasury of Parent. If there are Escrow Shares remaining after any reduction in the Escrow Shares is made in accordance with the immediately preceding sentence, then such remaining Escrow Shares shall be issued to the Persons who were holders of Company Common Stock immediately prior to the Effective Time on a pro rata basis in proportion to the Merger Consideration received by such holders.

                  (d) If the Actual Threshold Amount is greater than the Threshold Amount, then the Additional Percentage and the Additional Amount shall be calculated by substituting the Actual Threshold Amount for the Threshold Amount and the difference in the number of shares of Parent Common Stock between
(i) the Additional Amount calculated using the Actual Threshold Amount and (ii) the Additional Amount calculated using the Threshold Amount shall be issued to Persons who were holders of Company Common Stock immediately prior to the Effective Time on a pro rata basis in proportion to the Merger Consideration received by such holders. Any additional shares of Parent Common Stock issued pursuant to this Section 2.4(d) shall be deemed part of the Merger Consideration.

                  (e) Definitions:

                           (i) "NEW BASE AMOUNT" means the number of shares of
                  Parent Common Stock determined by calculating the New Base Amount per the following formula once the New Base Percentage is determined:

                                   B = (O+B)Y

                      Where:

                      B = New Base Amount

                      O = Aggregate Parent Number

                      Y = New Base Percentage

                           (ii) "NEW BASE PERCENTAGE" means the difference
                  between (A) 0.58 and (B) the product obtained by multiplying
                  (1) the difference between (x) $5,000,000 and (y) the Actual Threshold Amount by (2) 0.000000116.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule, dated the date hereof, delivered by the Company to Parent at or prior to delivery of this Agreement, the Company represents and warrants to Parent and Acquisition as follows:

                  (a) ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. On the Closing Date, the Company will be in good standing under the laws of the State of Delaware. Each Subsidiary (as defined below) of the Company is a corporation, partnership or a limited liability company duly organized, validly existing and, as of the Closing Date will be, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Effect (as defined below). Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or be licensed to do business as a foreign corporation, partnership or limited liability company or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As used in this Agreement, (i) "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any such material adverse effect (A) arising as a result of changes in (x) the general economic conditions in any of the countries in which the Company and its Subsidiaries operates or (y) the industries in which the Company and its Subsidiaries operates or (B) resulting from the announcement of this Agreement; (ii) "SUBSIDIARY" shall mean, with respect to any party, any Person (as hereinafter defined) (A) of which such party or any other Subsidiary of such party is a general partner, (B) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is held by such party or by one or more of its Subsidiaries or (C) of which at least 50% of the equity interests (or economic equivalent) of such Person are, directly or indirectly, owned or controlled by such party or by one or more of its Subsidiaries, and (iii) "PERSON" shall mean any natural person, firm, partnership, limited liability company, joint venture, business trust, trust, association, corporation, company, unincorporated entity or other entity.

                  (b) CAPITAL STRUCTURE.

                           (i) THE COMPANY. The authorized capital stock of the
                  Company consists of 180,000,000 shares of Company Common Stock. As of May 10, 2003 (the "CAPITALIZATION DATE"), 171,209,000 shares of Company Common Stock were issued and outstanding; no shares of Company Common Stock were held in the Company's treasury; 12,340,000 shares of Company Common Stock were reserved for issuance pursuant to the outstanding Company Stock Options and 733,333 shares of Company Common Stock were reserved for issuance pursuant to the securities of the Company convertible into, or exchangeable or exercisable for, Company Common Stock (other than Company Stock Options) (the "COMPANY CONVERTIBLE SECURITIES"). No bonds, debentures or notes of the Company or any Subsidiary thereof or other Company Indebtedness (as hereinafter defined) having any right to vote with the stockholders (or other equityholders) of the Company or such Subsidiary on matters submitted to the stockholders (or other equityholders) of the Company or such Subsidiary (or any securities that are convertible into or exercisable or exchangeable for securities having such voting rights) are issued or outstanding. Since the Capitalization Date, no shares of capital stock of the Company and no other securities directly or indirectly convertible into, or exchangeable or exercisable for, capital stock of the Company have been issued, other than shares of Company Common Stock and Company Convertible Securities. Except as set forth above or on SCHEDULE 3.1(b)(i), as of the Capitalization Date, there were no outstanding shares of capital stock of the Company or securities, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of capital stock of the Company or any outstanding "phantom" stock, "phantom" stock rights, stock appreciation rights, restricted stock awards, dividend equivalent awards, or other stock-based awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the capital stock of the Company or the dividends paid on the capital stock of the Company or the revenues, earnings or financial performance, stock performance or any other attribute of the Company. Except as set forth above or on SCHEDULE 3.1(b)(i), there are no puts, calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which the Company or any of its Subsidiaries is a party or by which it is bound, in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of the Company, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, put, warrant, call, right, commitment or agreement. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and are not subject to, and have not been issued in violation of, preemptive or other similar rights. SCHEDULE 3.1(b)(i) sets forth, as of the Capitalization Date, a true and complete list of (A) the name and the last known address of each holder of shares of Company Common Stock, Company Convertible Securities and Company Stock Options, (B) the number of shares of Company

                  Common Stock, Company Convertible Securities and Company Stock Options owned of record by such holder, (C) the exercise or conversion price of the Company Convertible Securities and Company Stock Options and (D) the number of shares of Company Common Stock issuable with respect to each of the Company Convertible Securities and Company Stock Options. As a result of the Merger, the Company Convertible Securities shall become convertible into the right to receive the consideration into which the underlying Company Common Stock would have been converted in the Merger had such conversion of Company Convertible Securities occurred immediately prior to the Effective Time.

                           (ii) AGREEMENTS RELATING TO CAPITAL STOCK. Except as
                  set forth in this Agreement or on SCHEDULE 3.1(B)(II), there are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company or any of its Subsidiaries. All registration rights agreements, stockholders' agreements and voting agreements to which the Company or any of its Subsidiaries is a party are identified on SCHEDULE 3.1(B)(II).

                           (iii) SUBSIDIARIES. All operating Subsidiaries of the
                  Company, their respective jurisdictions of organization, their respective forms of organization and holders of their respective outstanding capital stock or other equity interests, are identified on SCHEDULE 3.L(b)(iii). Except as described on SCHEDULE 3.1(b)(iii), all outstanding shares of capital stock of, or other ownership interests in, such operating Subsidiaries are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all pledges, liens, hypothecations, claims, charges, security interests or other encumbrances of any kind (other than licenses to Intellectual Property (as hereinafter defined)) (collectively, "LIENS"). All such issued and outstanding shares of capital stock or other ownership interests are validly issued, fully paid and nonassessable and no such shares or other ownership interests have been issued in violation of any preemptive or similar rights. No shares of capital stock of, or other ownership interests in, any Subsidiary of the Company are reserved for issuance. Except as set forth on SCHEDULE 3.1(b)(iii), there are no outstanding shares of capital stock of any Subsidiary of the Company or securities directly or indirectly convertible into, or exchangeable or exercisable for, shares of capital stock of any Subsidiary of the Company or any outstanding awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the value, revenues, earnings or financial performance or any other attribute of any Subsidiary of the Company. Except as set forth on SCHEDULE 3.1(B)(III), there are no calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which the Company or any of its Subsidiaries is a party or by which it is bound, in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of any Subsidiary of the Company.

                  (c) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

                           (i) The Company has all requisite corporate power and
                  authority to enter into this Agreement and, subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated by this Agreement. The Company's execution and delivery of this Agreement and, subject to the Company Stockholder Approval, the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Acquisition, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii) Except as set forth on SCHEDULE 3.1(C)(II), the
                  execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any breach or violation of, or default (with or without notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any material obligation under, or the loss of any material assets (including any material intellectual property assets) or the creation of any Lien under (any of the foregoing, a "VIOLATION"), (A) any provision of the certificate or articles of incorporation or bylaws (or other organizational documents) of the Company or any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, Company Permit (as hereinafter defined), or other agreement, obligation, instrument, concession, franchise or license to which the Company or any Subsidiary of the Company is a party or by which any of their respective properties or assets are bound,
                  (C) assuming that all consents, approvals, authorizations and other actions described in Section 3.1(c)(iii) have been obtained and all filings and other obligations described in
                  Section 3.1(c)(iii) have been made or fulfilled, any statute, law, ordinance, rule, regulation or listing requirement, permit or authorization (collectively, "LAWS") applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (D) any writ, judgment, decree, award, consent decree, waiver, stipulation, consent, settlement agreement, subpoena, complaint, citation, notice, summons, temporary restraining order, temporary or permanent injunction, stay, ruling or order of any Governmental Entity (collectively, "ORDERS") applicable to the Company or any of its Subsidiaries or their respective properties or assets except, in the case of clauses (B), (C) and (D) for any Violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                           (iii) No consent, approval, franchise, license, order
                  or authorization of, or registration, declaration or filing with, notice, application or certification to, or permit, waiver or exemption from any court, tribunal, judicial body, arbitrator, stock exchange, administrative or regulatory agency, self-regulatory organization, body or commission or other governmental or quasi-governmental authority or instrumentality, whether local, state or federal, domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (A) the filing of a certificate of merger and any related documents with the Secretary of State of the State of Delaware and appropriate documents, if any, with the relevant authorities of other states in which the Company does business and (B) such other consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions the failure of which to be obtained or made has not and would not reasonably be expected to have a Company Material Adverse Effect.

                  (d) FINANCIAL STATEMENTS. Set forth on Schedule 3.1(d) is the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2002, and the related unaudited consolidated income statement, statement of changes in shareholders equity and cash-flow statement of the Company and its Subsidiaries for the fiscal year ended on such date (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements were derived from and are in accordance with the books and records of the Company and its consolidated Subsidiaries and fairly present the consolidated financial condition of the Company and such Subsidiaries as of the date thereof and the consolidated results of operations and cash flows of the Company and such Subsidiaries for the period then ended, subject to adjustments with respect to the audit of the Company Financial Statements in accordance with
Section 5.9, which adjustments will not be, individually or in the aggregate, material in amount or significance.

                  (e) INFORMATION SUPPLIED. None of the information to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement (as hereinafter defined) or the Registration Statement (as hereinafter defined) will (i) in the case of the Registration Statement, on the date that it is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act of 1933 (as amended, the "SECURITIES ACT") and at the Effective Time and (ii) in the case of the Proxy Statement, on the date it is filed with the SEC, at any time it is amended or supplemented, at the time of mailing of the Proxy Statement and on the date (the "MEETING DATE") of the Parent Special Meeting (as hereinafter defined), in each case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement.

                  (f) COMPLIANCE WITH LAWS. The conduct by the Company and its Subsidiaries of their respective businesses has been and is in compliance with all applicable Laws, except where the failure to be in compliance has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (g) COMPANY PERMITS. The Company and its Subsidiaries hold all of the permits, licenses, variances, exemptions, orders, franchises, authorizations, rights, registrations, certifications, accreditations and approvals of Governmental Entities that are necessary for the lawful conduct of the businesses of the Company and its Subsidiaries (each a "COMPANY PERMIT"), and are in compliance with the terms thereof, except where the failure to hold such Company Permit or to be in compliance with the terms thereof has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company and any of its Subsidiaries has received any notice of any action pending or threatened by any Governmental Entities to revoke, withdraw or suspend any Company Permit and no event has occurred which, with or without the giving of notice, the passage of time, or both, has resulted in or would reasonably be expected to result in a revocation, withdrawal or suspension of any Company Permit, except for any such events that have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (h) LITIGATION; INSPECTIONS AND INVESTIGATIONS, ETC. Except as set forth and described on SCHEDULE 3.1(H), there is no claim, suit, action, survey, review, audit, investigation, inquiry or other proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries ("COMPANY LITIGATION") the resolution of which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any Order outstanding against the Company or any of its Subsidiaries or affecting any of their respective properties or assets or business operations the operation or effect of which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (i) TAXES. Each of the Company, its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member (A) has duly filed with the appropriate taxing authority all material tax returns, reports, declarations, estimates, information returns and statements, including any related schedules, attachments or other supporting information and including any amendment thereto ("TAX RETURNS") required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and such Tax Returns are true, correct and complete in all material respects; (B) has duly paid in full (or the Company has paid on its behalf) or made adequate provision in the Company's accounting records for all taxes for all past and current periods for which the Company or any of its Subsidiaries is liable; and (C) has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and has in all material respects timely withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over. All material deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the Company Financial Statements. Except as set forth on SCHEDULE 3.1(i), no federal, state, local or foreign tax audits or other administrative proceedings or court proceedings are currently pending with regard to any federal, state, local or foreign taxes for which the Company or any of its Subsidiaries could reasonably be expected to be liable, and no deficiencies for any such taxes have been proposed, asserted or assessed, or to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to any such examination of the Company or any of its Subsidiaries by any such federal, state, local or foreign taxing authority with respect to any period. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of liability for any taxes. Except as set forth on SCHEDULE 3.1(i), none of the Company or any of its Subsidiaries (i) has been a member of any "affiliated group" (within the meaning of Section 1504 of the Code) filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract or otherwise. Section 162(m) of the Code has not and will not apply to disallow or otherwise limit the deductibility of any compensation realized by any employee of the Company or any of its Subsidiaries, whether such compensation results from the payment of salary and bonus, the exercise of employee stock options or otherwise. Neither the Company nor any of its Subsidiaries has made any payments subject to Section 280G of the Code, or is obligated to make any such payments that will not be deductible under Section 280G of the Code, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. The Company has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. ss. 1.6011-4(b)(2). As used in this Agreement the term "taxes" includes all domestic or foreign, federal, state or local income, franchise, property, sales, use, ad valorem, payroll, social security, unemployment, assets, value added, withholding, excise, severance, transfer, employment, alternative or add-on minimum and other taxes or governmental charges, fees, levies, imposts, duties or other like assessments including obligations for withholding taxes from payments due or made to any other person, together with any interest, penalties, fines or additional amounts imposed by any taxing authority or additions to tax.

                  (j) PENSION AND BENEFIT PLANS; ERISA; EMPLOYMENT MATTERS.

                           (i) For purposes of this Agreement, the "Plan" of a
                  Person shall refer to any of the following maintained by such Person, any of its Subsidiaries or any of their respective ERISA Affiliates (as defined below), or with respect to which such Person, any of its Subsidiaries or any of their respective ERISA Affiliates contributes or has any obligation to contribute or has any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement): any plan, program, arrangement, agreement or commitment, whether written or oral, which is an employment, consulting, deferred compensation or change-in-control agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan or program, whether written or oral, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                           (ii) SCHEDULE 3.1(j)(ii) identifies each Plan of the
                  Company. Except as set forth on SCHEDULE 3.1(j)(ii), none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has maintained or contributed to any of the following:

                                    (A) a defined benefit plan subject to Title
                           IV of ERISA;

                                    (B) a "Multiemployer Plan" as defined in
                           Section 4001 of ERISA; or

                                    (C) a "Multiple Employer Plan" as that term
                           is defined in Section 413(a) of the Code.

                           (iii) No event has occurred and no condition or
                  circumstance currently exists, in connection with which the Company, any of its Subsidiaries, their respective ERISA Affiliates or any Plan of the Company, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law applicable to any Plan of the Company which has had or would reasonably be expected to have a Company Material Adverse Effect.

                           (iv) With respect to each Plan of the Company, (A)
                  all material payments due from the Company or any of its Subsidiaries to date have been made and all material amounts that should be accrued as liabilities of the Company or any of its Subsidiaries which have not been paid have been properly recorded on the books of the Company, (B) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualifications as of the date specified in SCHEDULE 3.1(J)(IV) or has filed or has time remaining to file for such a determination letter with the Internal Revenue Service within the time permitted under applicable Treasury Regulations or Internal Revenue Service Pronouncements, and (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the Company's knowledge, threatened with respect to such Plan or against the assets of such Plan, (D) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or
                  Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Plan of the Company, (E) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, its Subsidiaries or any of their respective ERISA Affiliates, threatened by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Company; and (F) none of the Company, its Subsidiaries or any of their respective ERISA Affiliates is subject to any penalty or tax with respect to any Plan of the Company under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code

                           (v) Except as set forth on SCHEDULE 3.1(j)(v), the
                  consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (A) entitle any current or former employee, officer, consultant or director of the Company or any Subsidiary to any payment (whether severance pay or otherwise), unemployment compensation, forgiveness of indebtedness, distribution, increase in benefits, obligation to fund benefits or any other payment by the Company, except as may be required by applicable Law, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                           (vi) No Plan of the Company provides, or reflects or
                  represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable Law, and the Company has never represented, promised or contracted (whether in oral or written form) to any current or former or retired employee, consultant or director of the Company or any of its ERISA Affiliates (either individually or as a group) or any other person that such individuals or other person would be provided with retiree health, except to the extent required by Law.

                           (vii) The Company is not liable in any material
                  respect for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former employee, consultant or director of the Company or any of its ERISA Affiliates (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of the Company, threatened claims or actions against the Company, its Subsidiaries or any of their respective ERISA Affiliates under any worker's compensation policy or long-term disability policy.

                           (viii) No work stoppage or labor strike against the
                  Company is pending, or to the knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any current or former employees of the Company or any of its ERISA Affiliates. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any current or former employee, consultant or director of the Company or any of its ERISA Affiliates, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any current or former employees of the Company or any of its ERISA Affiliates and no collective bargaining agreement is being negotiated by the Company.

                           (ix) For purposes of this Agreement, "ERISA
                  Affiliates" of a Person means each corporation that is a member of the same controlled group as such Person or any of its Subsidiaries within the meaning of Section 414(b) of the Code, any trade or business, whether or not incorporated, under common control with such Person or any of its Subsidiaries within the meaning of Section 414(c) of the Code and any member of an affiliated service group that includes such Person, any of its Subsidiaries and any of the corporations, trades or business described above, within the meaning of Section 414(m) and 414(o) of the Code.

                  (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2003 and except as disclosed in SCHEDULE 3.1(k), (i) each of the Company and its

Subsidiaries has conducted its business, in all material respects, in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement or any of the transactions contemplated by this Agreement), (ii) no event has occurred and no action has been taken that would have been prohibited by the terms of Section 4.2(b) if such Section had been in effect as of and at all times since March 31, 2003 and (iii) there has not been any change, event, condition, circumstance or state of facts, individually or in the aggregate, that has had or that would reasonably be expected to have, a Company Material Adverse Effect.

                  (l) NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on SCHEDULE 3.1(l), there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, other than (i) liabilities reflected in the Company Financial Statements (together with the related notes thereto) and (ii) liabilities incurred in connection with the transactions contemplated by this Agreement.

                  (m) INTELLECTUAL PROPERTY.

                           (i) DEFINITIONS: As used in this Agreement, the
                  following terms shall have the following meanings:

                                    (A) "INTELLECTUAL PROPERTY" means all of the
                           following: (i) U.S. and foreign trademarks, service marks, trade dress, logos, trade names, brand names, corporate names, assumed names, business names and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, the "TRADEMARKS"), (ii) Internet domain names ("DOMAIN NAMES"), (iii) U.S. and foreign patents, industrial designs, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority there from, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights related to the foregoing (collectively, the "PATENTS"), (iv) U.S. and foreign copyrights, and all registrations and applications to register the foregoing (collectively, the "COPYRIGHTS"), (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law, including, but not limited to, business, technical and know-how information (collectively, the "TRADE SECRETS").

                                    (B) "REGISTERED INTELLECTUAL PROPERTY" means
                           Patents, Trademark registrations and applications, Domain Names, Copyright registrations and applications, and any other Intellectual Property that is the subject of an application, certificate, filing or registration (or other document issued by, filed with or recorded by any Governmental Entity).

                                    (C) "COMPANY OWNED IP" means any
                           Intellectual Property that is owned by the Company or its Subsidiaries.

                                    (D) "COMPANY LICENSED IP" means any
                           Intellectual Property that is licensed (or other similar agreement) to the Company or its Subsidiaries.

                                    (E) "COMPANY INTELLECTUAL PROPERTY" means
                           the Company Owned IP and Company Licensed IP.

                           (ii) Except as set forth on SCHEDULE 3.1(M)(II), the
                  Company or a Subsidiary thereof is the owner of the entire right, title and interest in and to the Company Owned IP, free and clear of all Liens, and is entitled to use such Company Owned IP in the continued operation of its respective business;

                           (iii) The Company or one of its Subsidiaries is
                  listed in the records of the appropriate United States, state or foreign registry as the sole current owner of record for all material Company Owned IP that constitutes Registered Intellectual Property and all such Registered Intellectual Property, is in full force and effect, and has not been cancelled and is not subject to any outstanding court order, judgment or decree restricting the use thereof by the Company or its Subsidiaries;

                           (iv) With respect to each item of Company Licensed
                  IP, the Company or a Subsidiary of the Company has the right to use material Company Licensed IP in the continued operation of its respective business in accordance with the terms of the license or other similar agreement governing such Company Licensed IP, all of which licenses or other agreements are valid and enforceable, binding on all parties thereto and in full force and effect, and no Person has advised the Company or any Subsidiary of the Company of any claimed violation of the terms of any such licenses or agreements;

                           (v) Except as has not and would not reasonably be
                  expected to have a Company Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries as currently conducted and the use of the Company Intellectual Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any Intellectual Property of any other Person and no claim has been asserted against the Company or any of its Subsidiaries, and the Company has no knowledge of any basis for such claim, that the conduct of such business or such use of the Company Intellectual Property constitutes such a conflict, infringement, violation, interference or appropriation;

                           (vi) Except as would not individually or in the
                  aggregate have a Company Material Adverse Effect, no current or former director, officer, or employee of Company or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Company Intellectual Property, except as provided by applicable Law;

                           (vii) The Company and its Subsidiaries have taken
                  reasonable measures to protect, preserve and maintain the confidentiality and secrecy of Company Intellectual Property that is a Trade Secret, except as would not individually or in the aggregate have a Company Material Adverse Effect;

                           (viii) Except as would not individually or in the
                  aggregate have a Company Material Adverse Effect, to the knowledge of Company, no Person is infringing or misappropriating any Company Owned IP; and

                           (ix) SCHEDULE 3.1(m)(ix) contains a complete and
                  accurate listing of all Company Intellectual Property (other than Domain Names) that is material to the assets, properties, business, operations or condition (financial or other) of the Company and its Subsidiaries, taken as a whole and, with respect to such material Company Owned IP that constitutes Registered Intellectual Property, the date of application and the date of issuance, if any.

                  (n) REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property.

                  (o) CONTRACTS. (A) Subsections (i) through (vi) of PART A OF
SCHEDULE 3.1(O) each contain a complete and accurate listing of the following contracts, agreements, commitments, leases, licenses, arrangements, instruments and obligations, whether written or oral (and, if oral, a complete and accurate summary thereof), to which the Company or any Subsidiary of the Company is a party:

                           (i) each contract, agreement, commitment, lease,
                  license, arrangement, instrument and/or obligation which is reasonably likely to involve aggregate annual payments by or to the Company or any Subsidiary of the Company of more than $50,000;

                           (ii) all collective bargaining agreements and Plans
                  of the Company maintained for or providing benefits to employees of, or independent contractors or other agents for, the Company or any Subsidiary of the Company;

                           (iii) all contracts and agreements relating to (A)
                  any indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured, of the Company or any of its Subsidiaries, (B) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by the Company or any of its Subsidiaries, (C) any lease obligations of the Company or any of its Subsidiaries under leases which are capital leases in accordance with GAAP, (D) any financing of the Company or any of its Subsidiaries effected through "special purpose entities" or synthetic leases or project financing, (E) any obligations of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (F) any obligation or liability of the Company or any of its Subsidiaries with respect to interest rate swaps, collars, caps, currency derivatives and similar hedging obligations or (G) any guaranty of any of the foregoing (the liabilities and obligations referred to in (A) through (G) above, "COMPANY INDEBTEDNESS") or any Liens upon any properties or assets of the Company or any Subsidiary of the Company as security for Company Indebtedness;

                           (iv) all leases or subleases relating to real
                  property;

                           (v) all contracts and agreements that restrict the
                  ability of the Company and/or any Subsidiary or affiliate of, or successor to, the Company, or, to the knowledge of the Company, any executive officer of the Company or any Subsidiary thereof, to compete in any line of business or with any Person or in any geographic area or during any period of time, or grant any exclusive license to Company Owned IP; and

                           (vi) all other contracts, agreements, commitments,
                  leases, licenses, arrangements, instruments and/or obligations, whether or not made in the ordinary course of business, which are material to the Company or any Subsidiary of the Company in the conduct of their respective businesses, or the termination or cancellation of which would have or would reasonably be expected to have a Company Material Adverse Effect.

                  (B) The Company has made available to Parent and Acquisition true, complete and correct copies of all written contracts and agreements required to be listed on PART A OF SCHEDULE 3.1(o), together with all amendments, waivers or other changes thereto, and has been given a written summary of all oral contracts required to be listed on PART A OF SCHEDULE 3.1(o). Except as set forth on PART B OF SCHEDULE 3.1(o), and except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Company or any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any contract, lease, license or other agreement or instrument, (ii) to the knowledge of the Company, none of the other parties to any such contract, lease, license or other agreement or instrument is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and (iii) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such contract, lease, license or other agreement or instrument whether as a termination or cancellation for convenience or for default of the Company or any of its Subsidiaries thereunder.

                  (p) AFFILIATE CONTRACTS AND AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 3.1(p), no officer or director or other affiliate of the Company or of any Subsidiary of the Company (or, to the Company's knowledge, any family member of any such Person who is an individual or any entity in which any such Person or any such family member owns a material beneficial interest) is a party to any material contract, agreement, commitment, lease, license, arrangement, instrument, obligation, transaction or understanding with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last thirty-six months.

                  (q) STATE TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any Law (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other transactions contemplated hereby. The Board of Directors of the Company has taken all action necessary such that the restrictions on business combinations contained in
Section 203 of the DGCL will not apply to the Merger and the other transactions contemplated by this Agreement.

                  (r) VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary (under applicable Law or otherwise) to adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby.

                  (s) BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held on June 14, 2003, has by the unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and the stockholders of the Company and has approved the same and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement.

         3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION. Except as set forth in the disclosure schedule, dated the date hereof, delivered by Parent and Acquisition to the Company at or prior to delivery of this Agreement, Parent and Acquisition jointly and severally represent and warrant to the Company as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. On the Closing Date, Parent will be in good standing under the laws of the State of Delaware. Each Subsidiary of Parent is a corporation, partnership or a limited liability company duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Each of Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or be licensed to do business as a foreign corporation, partnership or limited liability company or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As used in this Agreement, "PARENT MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, other than any such material adverse effect (A) arising as a result of changes in (x) the general economic conditions in any of the countries in which Parent and its Subsidiaries operates or (y) the industries in which Parent and its Subsidiaries operates or (B) resulting from the announcement of this Agreement.

                  (b) Capital Structure.

                           (i) PARENT. As of the date of this Agreement the
                  authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.001, of Parent ("PARENT PREFERRED STOCK"). Following the filing of the Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware, the authorized capital stock of Parent will consist of 500,000,000 shares of Parent Common Stock and 1,000,000 shares of Parent Preferred Stock. As of the date of this Agreement (the "PARENT CAPITALIZATION DATE"), 51,827,270 shares of Parent Common Stock were issued and outstanding; no shares of Parent Common Stock were held in Parent's treasury; and 1,256,000 shares of Parent Common Stock were reserved for issuance pursuant to the outstanding options to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") and 2,100,000 shares of Company Common Stock were reserved for issuance pursuant to the securities of the Company convertible into, or exchangeable or exercisable for, Company Common Stock (other than Parent Stock Options) (the "PARENT CONVERTIBLE SECURITIES"). No bonds, debentures or notes of the Parent or any Subsidiary thereof or other Parent Indebtedness having any right to vote with the stockholders (or other equityholders) of Parent or such Subsidiary on matters submitted to the stockholders (or other equityholders) of Parent or such Subsidiary (or any securities that are convertible into or exercisable or exchangeable for securities having such voting rights) are issued or outstanding. Except as set forth on
                  SCHEDULE 3.2(b)(i), since the Parent Capitalization Date, no shares of capital stock of Parent and no other securities directly or indirectly convertible into, or exchangeable or exercisable for, capital stock of Parent have been issued, other than shares of Parent Common Stock issued upon the exercise of Parent Stock Options outstanding on the Parent Capitalization Date or upon the conversion or exchange of outstanding Parent Indebtedness or Parent Convertible Securities. Except as set forth above or on SCHEDULE 3.2(b)(i), as of the Parent Capitalization Date, there were no outstanding shares of capital stock of Parent or securities, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of capital stock of Parent or any outstanding "phantom" stock, "phantom" stock rights, stock appreciation rights, restricted stock awards, dividend equivalent awards, or other stock-based awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the capital stock of Parent or the dividends paid on the capital stock of the Company or the revenues, earnings or financial performance, stock performance or any other attribute of Parent. Except as set forth above or on
                  SCHEDULE 3.2(b)(i), there are no puts, calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which Parent or any of its Subsidiaries is a party or by which it is bound, in any case obligating Parent or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of Parent, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, put, warrant, call, right, commitment or agreement. All outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable and are not subject to, and have not been issued in violation of, preemptive or other similar rights. SCHEDULE 3.2(b)(i) sets forth, as of the Parent Capitalization Date, a true and complete list of (A) the name of each holder of Parent Convertible Securities and Parent Stock Options, (B) the number of Parent Convertible Securities and Parent Stock Options owned of record by such holder, (C) the exercise or conversion price of the Parent Convertible Securities and Parent Stock Options and (D) the number of shares of Parent Common Stock issuable with respect to each of the Parent Convertible Securities and Parent Stock Options.

                           (ii) AGREEMENTS RELATING TO CAPITAL STOCK. Except as
                  set forth in this Agreement or on SCHEDULE 3.2(b)(ii), there are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of Parent or any of its Subsidiaries. All registration rights agreements, stockholders' agreements and voting agreements to which Parent or any of its Subsidiaries is a party are identified on SCHEDULE 3.2(B)(II).

                           (iii) SUBSIDIARIES. All Subsidiaries of Parent, their
                  respective jurisdictions of organization, their respective forms of organization, holders of their respective outstanding capital stock or other equity interests are identified on
                  SCHEDULE 3.2(b)(iii). Except as described on SCHEDULE 3.2(b)(iii), all outstanding shares of capital stock of, or other ownership interests in, the Subsidiaries of Parent are owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens. As set forth on SCHEDULE 3.2(b)(iii), Parent holds 96% of the outstanding capital stock and voting power of RESEAL, Ltd., a subsidiary of Parent, and 100% of the outstanding capital stock and voting power of Cetoni Umwelttechnologie-Entwicklungs GmbH, a wholly-owned subsidiary of Parent. All such issued and outstanding shares of capital stock or other ownership interests are validly issued, fully paid and nonassessable and no such shares or other ownership interests have been issued in violation of any preemptive or similar rights. No shares of capital stock of, or other ownership interests in, any Subsidiary of Parent are reserved for issuance. Except as set forth on SCHEDULE 3.2(b)(iii), there are no outstanding shares of capital stock of any Subsidiary of Parent or securities directly or indirectly convertible into, or exchangeable or exercisable for, shares of capital stock of any Subsidiary of Parent or any outstanding awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the value, revenues, earnings or financial performance or any other attribute of any Subsidiary of Parent. Except as set forth on
                  SCHEDULE 3.2(b)(iii), there are no calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which Parent or any of its Subsidiaries is a party or by which it is bound, in any case obligating Parent or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of any Subsidiary of Parent.

                  (c) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

                           (i) Each of Parent and Acquisition has all requisite
                  corporate power and authority to enter into this Agreement and, subject to the adoption of the Certificate of Incorporation Amendment by the holders of a majority of the outstanding shares of Parent Common Stock (the "PARENT STOCKHOLDER APPROVAL"), to consummate the transactions contemplated by this Agreement. Parent's and Acquisition's execution and delivery of this Agreement and, subject to the Parent Stockholder Approval, the consummation of the transactions contemplated hereby by each of Parent and Acquisition have been duly authorized by all necessary corporate action on the part of each of Parent and

                  Acquisition. This Agreement has been duly executed and delivered by each of Parent and Acquisition and, assuming the due execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms except as the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (ii) Except as set forth on SCHEDULE 3.2(c)(ii), the
                  execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Acquisition will not result in any Violation of (A) any provision of the certificate or articles of incorporation or bylaws (or other organizational documents) of Parent or any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, Parent Permit (as hereinafter defined), or other agreement, obligation, instrument, concession, franchise or license to which Parent, or any Subsidiary of Parent is a party or by which any of their respective properties or assets are bound, (C) assuming that all consents, approvals, authorizations and other actions described in Section 3.2(c)(iii) have been obtained and all filings and other obligations described in Section 3.2(c)(iii) have been made or fulfilled, any Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, or (D) any Orders applicable to Parent or any of its Subsidiaries or their respective properties or assets except, in the case of clauses (B), (C) and (D) for any Violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                           (iii) No consent, approval, franchise, license, order
                  or authorization of, or registration, declaration or filing with, notice, application or certification to, or permit, waiver or exemption from any Governmental Entity, is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Acquisition or the consummation by Parent or Acquisition of the transactions contemplated hereby, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a proxy statement in connection with the approval by the stockholders of Parent of the Certificate of Incorporation Amendment (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "PROXY STATEMENT"), (2) a registration statement on Form S-4 for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (such registration statement as amended or supplemented from time to time being hereinafter referred to as the "REGISTRATION STATEMENT") and (3) such reports under and such other compliance with the Securities Exchange Act of 1934 (as amended, the "EXCHANGE ACT") as may be required in connection with this Agreement and the transactions contemplated hereby,
                  (B) the filing of a certificate of merger and any related documents with the Secretary of State of the State of Delaware and appropriate documents, if any, with the relevant authorities of other states in which Parent does business and
                  (C) such other consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions the failure of which to be obtained or made has not and could not reasonably be expected to have a Company Material Adverse Effect.

                  (d) PARENT SEC DOCUMENTS. Except for the Form 10-QSB of Parent for the period ended March 31, 2003, Parent has filed all required documents with the SEC pursuant to Section 13(a) of the Exchange Act since December 31, 2001 (the "PARENT SEC DOCUMENTS"). The Form 10-KSB complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and on the date the Parent Form 10-KSB was filed, the Parent Form 10-KSB did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent Form 10-KSB complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of December 31, 2002 and the consolidated results of operations and the consolidated cash flows of Parent and its consolidated Subsidiaries for the period presented therein.

                  (e) INFORMATION SUPPLIED. None of the information to be supplied by Parent and Acquisition specifically for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will (i) in the case of the Registration Statement, on the date that it is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act and at the Effective Time and (ii) in the case of the Proxy Statement, on the date it is filed with the SEC, at any time it is amended or supplemented, at the time of mailing of the Proxy Statement and on the Meeting Date, in each case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement.

                  (f) COMPLIANCE WITH LAWS. The conduct by Parent and its Subsidiaries of their respective businesses has been and is in compliance with all applicable Laws, except where the failure to be in compliance has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (g) PARENT PERMITS. Parent and its Subsidiaries hold all of the permits, licenses, variances, exemptions, orders, franchises, authorizations, rights, registrations, certifications, accreditations and approvals of Governmental Entities that are necessary for the lawful conduct of the businesses of Parent and its Subsidiaries (each a "PARENT PERMIT"), and are in compliance with the terms thereof, except where the failure to hold such Parent Permit or to be in compliance with the terms thereof has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent and any of its Subsidiaries has received any notice of any action pending or threatened by any Governmental Entities to revoke, withdraw or suspend any Parent Permit and no event has occurred which, with or without the giving of notice, the passage of time, or both, has resulted in or could reasonably be expected to result in a revocation, withdrawal or suspension of any Parent Permit, except for any such events that have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (h) LITIGATION; INSPECTIONS AND INVESTIGATIONS, ETC. Except as set forth and described on SCHEDULE 3.2(H), there is no claim, suit, action, survey, review, audit, investigation, inquiry or other proceeding pending or, to the knowledge of Parent or Acquisition, threatened against or affecting Parent or any of its Subsidiaries ("PARENT LITIGATION") the resolution of which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, nor is there any Order outstanding against Parent or any of its Subsidiaries or affecting any of their respective properties or assets or business operations the operation or effect of which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (i) TAXES. Except as set forth on SCHEDULE 3.2(i), each of Parent, its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member (A) has duly filed with the appropriate taxing authority all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and such Tax Returns are true, correct and complete in all material respects; (B) has duly paid in full (or Parent has paid on its behalf) or made adequate provision in Parent's accounting records for all taxes for all past and current periods for which Parent or any of its Subsidiaries is liable; and (C) has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and has in all material respects timely withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over. All material deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the financial statements of Parent contained in the Parent SEC Documents. Except as set forth on SCHEDULE 3.2(i), no federal, state, local or foreign tax audits or other administrative proceedings or court proceedings are currently pending with regard to any federal, state, local or foreign taxes for which Parent or any of its Subsidiaries could reasonably be expected to be liable, and no deficiencies for any such taxes have been proposed, asserted or assessed, or to the best knowledge of Parent, threatened against Parent or any of its Subsidiaries pursuant to any such examination of Parent or any of its Subsidiaries by any such federal, state, local or foreign taxing authority with respect to any period. Neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of liability for any taxes. Except as set forth on SCHEDULE 3.2(i), none of Parent or any of its Subsidiaries (i) has been a member of any "affiliated group" (within the meaning of Section 1504 of the Code) filing a consolidated federal income tax return (other than a group the common parent of which was Parent) or (ii) has any liability for the taxes of any Person (other than Parent and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract or otherwise. Section 162(m) of the Code has not and will not apply to disallow or otherwise limit the deductibility of any compensation realized by any employee of Parent or any of its Subsidiaries, whether such compensation results from the payment of salary and bonus, the exercise of employee stock options or otherwise. Neither Parent nor any of its Subsidiaries has made any payments subject to Section 280G of the Code, or is obligated to make any such payments that will not be deductible under Section 280G of the Code, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Parent has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Parent has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. ss. 1.6011-4(b)(2).

                  (j) PENSION AND BENEFIT PLANS; ERISA; EMPLOYMENT MATTERS.

                           (i) SCHEDULE 3.2(j)(i) identifies each Plan of
                  Parent. Except as set forth on SCHEDULE 3.2(j)(i), none of Parent, its Subsidiaries or any of their respective ERISA Affiliates has maintained or contributed to any of the following:

                                    (A) a defined benefit plan subject to Title
                           IV of ERISA;

                                    (B) a "Multiemployer Plan" as defined in
                           Section 4001 of ERISA; or

                                    (C) a "Multiple Employer Plan" as that term
                           is defined in Section 413(a) of the Code.

                           (ii) No event has occurred and no condition or
                  circumstance currently exists, in connection with which Parent, any of its Subsidiaries, their respective ERISA Affiliates or any Plan of Parent, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law applicable to any Plan of Parent which has had or would reasonably be expected to have a Parent Material Adverse Effect.

                           (iii) Except as set forth on SCHEDULE 3.2(j)(iii),
                  with respect to each Plan of Parent, (A) all material payments due from Parent or any of its Subsidiaries to date have been made and all material amounts that should be accrued (in accordance with GAAP) as liabilities of Parent or any of its Subsidiaries which have not been paid have been properly recorded on the books of Parent, (B) each such Plan of Parent which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualifications as of the date specified in SCHEDULE 3.2(j)(iii) or has filed or has time remaining to file for such a determination letter with the Internal Revenue Service within the time permitted under applicable Treasury Regulations or Internal Revenue Pronouncements, (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to Parent's knowledge, threatened with respect to such Plan or against the assets of such Plan, (D) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or
                  Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Plan of Parent, (E) there are no audits, inquiries or proceedings pending or, to the knowledge of the Parent, its Subsidiaries or any of their respective ERISA Affiliates, threatened by the Internal Revenue Service or the Department of Labor with respect to any Plan of Parent; and (F) none of Parent, its Subsidiaries or any of their respective ERISA Affiliates is subject to any penalty or tax with respect to any Plan of Parent under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                           (iv) Except as set forth on SCHEDULE 3.2(j)(iv), the
                  consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (A) entitle any current or former employee, officer, consultant or director of Parent or any Subsidiary to any payment (whether severance pay or otherwise), unemployment compensation, forgiveness of indebtedness, distribution, increase in benefits, obligation to fund benefits or any other payment, except as may be required by applicable Law, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                           (v) No Plan of Parent provides, or reflects or
                  represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable Law, and Parent has never represented, promised or contracted (whether in oral or written form) to any current or former or retired employee, consultant or director of Parent or any of its ERISA Affiliates (either individually or as a group) or any other person that such individuals or other person would be provided with retiree health, except to the extent required by Law.

                           (vi) Except as set forth on SCHEDULE 3.2(j)(vi),
                  Parent is not liable in any material respect for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former employee, consultant or director of Parent or any of its ERISA Affiliates (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of Parent, threatened claims or actions against Parent, its Subsidiaries or any of their respective ERISA Affiliates under any worker's compensation policy or long-term disability policy.

                           (vii) No work stoppage or labor strike against Parent
                  is pending, or to the knowledge of Parent, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any current or former employees of Parent or any of its ERISA Affiliates. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any current or former employee, consultant or director of Parent or any of its ERISA Affiliates, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any current or former employees of Parent or any of its ERISA Affiliates and no collective bargaining agreement is being negotiated by Parent.

                  (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2003 and except as disclosed in SCHEDULE 3.2(k), (i) each of Parent and its Subsidiaries has conducted its business, in all material respects, only in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement or any of the transactions contemplated by this Agreement), (ii) no event has occurred and no action has been taken that would have been prohibited by the terms of Section 4.2(a) if such Section had been in effect as of and at all times since March 31, 2003 and (iii) there has not been any change, event, condition, circumstance or state of facts, individually or in the aggregate, that has had or that would reasonably be expected to have, a Parent Material Adverse Effect.

                  (l) NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on SCHEDULE 3.2(L), there are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, other than (i) liabilities reflected in the financial statements of Parent contained in the Parent SEC Documents (together with the related notes thereto) and (ii) liabilities incurred in connection with the transactions contemplated by this Agreement.

                  (m) INTELLECTUAL PROPERTY.

                           (i) DEFINITIONS: As used in this Agreement, the
                  following terms shall have the following meanings:

                                    (A) "PARENT OWNED IP" means any Intellectual
                           Property that is owned by Parent or its Subsidiaries.

                                    (B) "PARENT LICENSED IP" means any
                           Intellectual Property that is licensed (or other similar agreement) to Parent or its Subsidiaries.

                                    (C) "PARENT INTELLECTUAL PROPERTY" means the
                           Parent Owned IP and Parent Licensed IP.

                           (ii) Except as set forth on SCHEDULE 3.2(m)(ii),
                  Parent or a Subsidiary thereof is the owner of the entire right, title and interest in and to the Parent Owned IP, free and clear of all Liens, and is entitled to use such Parent Owned IP in the continued operation of its respective business;

                           (iii) Except as set forth in SCHEDULE 3.2(m)(iii),
                  Parent or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign registry as the sole current owner of record for all material Parent Owned IP that constitutes Registered Intellectual Property and all such Registered Intellectual Property, is in full force and effect, and has not been cancelled and is not subject to any outstanding court order, judgment or decree restricting the use thereof by Parent or its Subsidiaries;

                           (iv) With respect to each item of Parent Licensed IP,
                  Parent or a Subsidiary of Parent has the right to use material Parent Licensed IP in the continued operation of its respective business in accordance with the terms of the license or other similar agreement governing such Parent Licensed IP, all of which licenses or other agreements are valid and enforceable, binding on all parties thereto and in full force and effect, and no Person has advised Parent or any Subsidiary of Parent of any claimed violation of the terms of any such licenses or agreements;

                           (v) Except as has not and would not reasonably be
                  expected to have a Parent Material Adverse Effect, the conduct of the business of Parent and its Subsidiaries as currently conducted and the use of Parent Intellectual Property by Parent and its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any Intellectual Property of any other Person and no claim has been asserted against Parent or any of its Subsidiaries, and Parent has no knowledge of any basis for such claim, that the conduct of such business or such use of the Parent Intellectual Property constitutes such a conflict, infringement, violation, interference or appropriation;

                           (vi) Except as would not individually or in the
                  aggregate have a Parent Material Adverse Effect, no current or former director, officer, or employee of Parent or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Parent Intellectual Property, except as provided by applicable Law;

                           (vii) Parent and its Subsidiaries have taken
                  reasonable measures to protect, preserve and maintain the confidentiality and secrecy of Parent Intellectual Property that is a Trade Secret, except as would not individually or in the aggregate have a Parent Material Adverse Effect;

                           (viii) Except as would not individually or in the
                  aggregate have a Parent Material Adverse Effect, to the knowledge of Parent, no Person is infringing or misappropriating any Parent Owned IP;

                           (ix) SCHEDULE 3.2(m)(ix) contains a complete and
                  accurate listing of all Parent Intellectual Property that is material to the assets, properties, business, operations or condition (financial or other) of Parent and its Subsidiaries, taken as a whole, and with respect to Parent Owned IP that constitutes Registered Intellectual Property, the date of application and the date of issuance, if any.

                  (n) REAL PROPERTY. Neither Parent nor any of its Subsidiaries owns any real property.

                  (o) CONTRACTS. (A) Subsections (i) through (vi) of PART A OF
SCHEDULE 3.2(o) each contain a complete and accurate listing of the following contracts, agreements, commitments, leases, licenses, arrangements, instruments and obligations, whether written or oral (and, if oral, a complete and accurate summary thereof), to which Parent or any Subsidiary of Parent is a party:

                           (i) each contract, agreement, commitment, lease,
                  license, arrangement, instrument and/or obligation which is reasonably likely to involve aggregate annual payments by or to Parent or any Subsidiary of Parent of more than $50,000;

                           (ii) all collective bargaining agreements and Plans
                  of Parent maintained for or providing benefits to employees of, or independent contractors or other agents for, Parent or any Subsidiary of Parent;

                           (iii) all contracts and agreements relating to (and a
                  description of the outstanding principal amount, the interest owing thereon and other payment and principal terms) (A) any indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured, of Parent or any of its Subsidiaries, (B) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by Parent or any of its Subsidiaries, (C) any lease obligations of Parent or any of its Subsidiaries under leases which are capital leases in accordance with GAAP,
                  (D) any financing of Parent or any of its Subsidiaries effected through "special purpose entities" or synthetic leases or project financing, (E) any obligations of Parent or any of its Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (F) any obligation or liability of Parent or any of its Subsidiaries with respect to interest rate swaps, collars, caps, currency derivatives and similar hedging obligations or (G) any guaranty of any of the foregoing (the liabilities and obligations referred to in (A) through (G) above, "PARENT INDEBTEDNESS") or any Liens upon any properties or assets of Parent or any Subsidiary of Parent as security for Parent Indebtedness;

                           (iv) all leases or subleases relating to real
                  property;

                           (v) all contracts and agreements that restrict the
                  ability of Parent and/or any Subsidiary or affiliate of, or successor to, Parent, or, to the knowledge of Parent, any executive officer of Parent or any Subsidiary thereof, to compete in any line of business or with any Person or in any geographic area or during any period of time, grant an exclusive license to Parent Owned IP or following Closing would result in the licensing of Company Owned IP; and

                           (vi) all other contracts, agreements, commitments,
                  leases, licenses, arrangements, instruments and/or obligations, whether or not made in the ordinary course of business, which are material to Parent or any Subsidiary of Parent in the conduct of their respective businesses, or the termination or cancellation of which would have or would reasonably be expected to have a Parent Material Adverse Effect.

                  (B) Parent and Acquisition have made available to the Company true, complete and correct copies of all written contracts and agreements required to be listed on PART A OF SCHEDULE 3.2(o), together with all amendments, waivers or other changes thereto (each provided in English unless otherwise indicated on Schedule 3.2(o)), and has been given a written summary of all oral contracts required to be listed on PART A OF SCHEDULE 3.2(o). Except as set forth on PART B OF SCHEDULE 3.2(o), and except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) none of Parent or any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any contract, lease, license or other agreement or instrument, (ii) to the knowledge of Parent and Acquisition, none of the other parties to any such contract, lease, license or other agreement or instrument is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and
(iii) neither Parent nor any of its Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such contract, lease, license or other agreement or instrument whether as a termination or cancellation for convenience or for default of Parent or any of its Subsidiaries thereunder.

                  (p) AFFILIATE CONTRACTS AND AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 3.2(p) or disclosed in the Parent SEC Documents, no officer or director or other affiliate of Parent or of any Subsidiary of Parent (or, to the knowledge of Parent or Acquisition, any family member of any such Person who is an individual or any entity in which any such Person or any such family member owns a material beneficial interest) is a party to any material contract, agreement, commitment, lease, license, arrangement, instrument, obligation, transaction or understanding with or binding upon Parent or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by Parent or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last thirty-six months.

                  (q) STATE TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any Law (with the exception of Section 203 of the DGCL) applicable to the Parent or Acquisition is applicable to the Merger or the other transactions contemplated hereby. The Boards of Directors of Parent and Acquisition have taken all action necessary such that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to the Merger and the other transactions contemplated by this Agreement.

                  (r) VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock or other securities necessary (under applicable Law or otherwise) to adopt the Certificate of Incorporation Amendment, this Agreement and to consummate the Merger and the other transactions contemplated hereby.

                  (s) BOARD RECOMMENDATION. The Board of Directors of Parent, at a meeting duly called and held on June 14, 2003, has by the unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and the stockholders of the Company and has approved the same and (ii) resolved to recommend that the holders of the shares of Parent Common Stock approve and adopt the Certificate of Incorporation Amendment and adopt this Agreement.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Affirmative Covenants.

                  (a) During the period from the date of this Agreement to the Effective Time, except (i) as set forth on SCHEDULE 4.1(a) or (ii) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld), Parent shall, and shall cause each of its Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

                  (b) During the period from the date of this Agreement to the Effective Time, except (i) as set forth on SCHEDULE 4.1(b) or (ii) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall, and shall cause each of its Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

         4.2 NEGATIVE COVENANTS.

                  (a) During the period from the date of this Agreement to the Effective Time, except (x) as set forth on SCHEDULE 4.2(a) or (y) to the extent that the Company shall otherwise consent in writing, Parent shall not, and shall not permit any of its Subsidiaries to:

                           (i) (A) declare, set aside or pay dividends on, or
                  make other distributions (whether in cash, stock or property) in respect of, any capital stock (other than cash dividends and distributions by wholly-owned Subsidiaries of Parent to Parent or another wholly-owned Subsidiary of Parent), or set aside funds therefor, (B) adjust, split, combine or reclassify any capital stock or (C) purchase, redeem or otherwise acquire any capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock, or set aside funds therefore (except upon the exercise of Parent Stock Options outstanding on the date of this Agreement to the extent cashless exercises are provided for in the stock plan governing such Parent Stock Option);

                           (ii) (A) except for shares of Parent Common Stock
                  issuable pursuant to Parent Stock Options outstanding on the date of this Agreement in accordance with the current terms thereof or for the issuance of Parent Common Stock upon the conversion (upon terms reasonably satisfactory to the Company) of any Parent Indebtedness, issue, deliver, hypothecate, pledge, sell or otherwise encumber any shares of capital stock, any other voting securities or any securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other voting securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units or (B) amend the terms of any equity security (including any Parent Stock Options or Parent Convertible Securities);

                           (iii) except for the Certificate of Incorporation
                  Amendment, amend or propose to amend its certificate or articles of incorporation or bylaws (or other organizational documents);

                           (iv) except for the Merger, (A) merge or consolidate
                  with, or acquire any interest in, any Person or division or unit thereof, (B) acquire or agree to acquire any assets, except for acquisitions of office supplies in the ordinary course of business and consistent with past practice or (C) make any loan, advance or capital contribution to, or otherwise make any investment in, any Person;

                           (v) sell, lease, license, encumber or otherwise
                  dispose of, or subject to any Lien, any of its assets, or revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

                           (vi) authorize, recommend, propose or announce an
                  intention to adopt a plan of complete or partial liquidation or dissolution;

                           (vii) (A) assume, incur or guarantee any Parent
                  Indebtedness, (B) issue or sell any debt securities or warrants or rights to acquire any debt securities, (C) guarantee any other obligations of any other Person or (D) enter into any "keep well" or other agreement to maintain the financial condition of any other Person or any other agreement having the same economic effect, in each case, other than in the ordinary course of business consistent with past practice;

                           (viii) enter into any license with respect to Parent
                  Intellectual Property, or otherwise dispose of or transfer any Parent Intellectual Property;

                           (ix) enter into any new line of business;

                           (x) make any capital expenditures;

                           (xi) enter into any contract, agreement or
                  arrangement to the extent consummation of the transactions contemplated by this Agreement or compliance by Parent with the provisions of this Agreement could reasonably be expected to result in a Violation of such contract, agreement or arrangement;

                           (xii) hire, employ, appoint, engage, retain, fire or
                  terminate any Person, or grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to the Company, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof, or grant any equity-based compensation;

                           (xiii) adopt or amend any employee benefit plan,
                  policy or arrangement, or employee stock purchase or stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration (cash, equity or otherwise) to any director or employee, or increase the salaries or wage rates or fringe benefits (cash, equity or otherwise) (including rights to severance or indemnification) of its directors, officers, employees or consultants;

                           (xiv) enter into, modify, amend, cancel, renew or
                  terminate any contract, agreement or arrangement which if so entered into, modified, amended, cancelled, renewed or terminated could reasonably be expected to (A) have a Parent Material Adverse Effect, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement, (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (D) terminate or waive any right of substantial value;

                           (xv) alter (through merger, liquidation,
                  reorganization, restructuring or any other fashion) the corporate structure or ownership of Parent or any of its Subsidiaries;

                           (xvi) knowingly or intentionally take any action that
                  results or is reasonably likely to result in any of the representations or warranties of Parent hereunder being untrue in any material respect;

                           (xvii) commence any lawsuit other than (A) for the
                  routine collection of bills, or (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that Parent shall consult with the Company prior to the filing of such a suit; or

                           (xviii) agree to or make any commitment, whether
                  orally or in writing, to take any actions prohibited by this Agreement.

                  (b) During the period from the date of this Agreement to the Effective Time, except (x) as set forth on SCHEDULE 4.2(b) or (y) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall not, and shall not permit any of its Subsidiaries to:

                           (i) (A) declare, set aside or pay dividends on, or
                  make other distributions (whether in cash, stock or property) in respect of, any capital stock (other than cash dividends and distributions by wholly-owned Subsidiaries of the Company to the Company or another wholly-owned Subsidiary of the Company), or set aside funds therefor, (B) adjust, split, combine or reclassify any capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, any capital stock or (C) purchase, redeem or otherwise acquire any capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock, or set aside funds therefore (except upon the exercise of Company Stock Options outstanding on the date of this Agreement as set forth on Schedule 3.1(b) to the extent cashless exercises are provided for in the stock plan governing such Company Stock Option or the repurchase of Company Common Stock pursuant to repurchase rights of the Company arising upon an employee's termination of employment); PROVIDED that with respect to clauses (A) and (B) of this paragraph, the Company may sell and issue Company Common Stock, Company Stock Options and Company Convertible Securities to investors and other parties prior to the Effective Time;

                           (ii) amend or propose to amend its certificate or
                  articles of incorporation or bylaws (or other organizational documents), except for the Company's proposed amendment to its Certificate of Incorporation to increase the number of its authorized shares of Company Common Stock to an aggregate of 300,000,000 shares for sale and issuance to investors prior to the Effective Time;

                           (iii) sell, lease, license, encumber or otherwise
                  dispose of, or subject to any Lien, any of its assets, other than sales, leases, licenses or other dispositions in the ordinary course of business consistent with past practice; PROVIDED that the Company may sell and issue Company Common Stock, Company Stock Options and Company Convertible Securities to investors and other parties prior to the Effective Time;

                           (iv) authorize, recommend, propose or announce an
                  intention to adopt a plan of complete or partial liquidation or dissolution;

                           (v) enter into any contract, agreement or arrangement
                  to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement could reasonably be expected to result in a Violation of such contract, agreement or arrangement;

                           (vi) enter into, modify, amend, cancel, renew or
                  terminate any contract, agreement or arrangement which if so entered into, modified, amended, cancelled, renewed or terminated could reasonably be expected to (A) have a Company Material Adverse Effect, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement, (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (D) terminate or waive any right of substantial value;

                           (vii) alter (through merger, liquidation,
                  reorganization, restructuring or any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries; PROVIDED that the Company may sell and issue Company Common Stock, Company Stock Options and Company Convertible Securities to investors and other parties prior to the Effective Time;

                           (viii) knowingly or intentionally take any action
                  that results or is reasonably likely to result in any of the representations or warranties of the Company hereunder being untrue in any material respect; or

                           (ix) agree to or make any commitment, whether orally
                  or in writing, to take any actions prohibited by this Agreement.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) During the period from the date of this Agreement to the Effective Time, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, during normal business hours, access to all of such parties properties, books, records, leases, contracts, commitments, customers, officers, employees, accountants, counsel and other representatives, subject to the confidentiality provisions set forth in Section 5.1(b).

                  (b) Each party hereto shall cause, and shall cause its representatives not to disclose or use any confidential information concerning the other party and its Subsidiaries furnished by the other party to such party in connection with the transactions contemplated by this Agreement without the prior written consent of the other party, except to the extent that such information (i) at the time of its disclosure to the receiving party by or on behalf of the disclosing party is already known or available to the receiving party or its Subsidiaries, (ii) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its representatives or (iii) is required to be disclosed by the receiving party or its Subsidiaries by Law or other legal process. In the event that any party or any of its representatives is requested or required to disclose any of the confidential information referred to above, such party will provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or waive such party's compliance with this
Section 5.1(b). If, failing the entry of a protective order or the receipt of a waiver hereunder, such party is compelled to disclose such confidential information, such party may, subject to prior notification thereof, disclose that portion of such confidential information that such party is compelled to disclose. In any event, any party hereto will not oppose action by, and such party will cooperate with, the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

                  (c) The Company acknowledges that Parent Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities Laws. The Company agrees not to, and shall use its reasonable efforts to cause its representatives not to, engage in any transactions in Parent Common Stock in violation of applicable insider trading Laws.

         5.2 FEES AND EXPENSES.

                  (a) Except as otherwise provided in this Section 5.2 and except with respect to claims for damages incurred as a result of a material and willful breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) In the event of any termination of this Agreement by Parent or the Company under Section 7.1(g) (the "SPECIFIED TERMINATION EVENT") then the Secured Promissory Note (the "SECURED PROMISSORY NOTE") in the principal amount of $1,250,000 in the form attached hereto as Exhibit C (which is accompanied by the Security Agreement (the "SECURITY AGREEMENT") attached hereto as Exhibit D) shall become due and payable in accordance with the terms thereof (the "TERMINATION FEE"); PROVIDED that the Termination Fee shall not be payable if at the time of such termination pursuant to Section 7.1(g) (A) Parent could otherwise terminate this Agreement pursuant to Section 7.1(d) or (B) Parent or the Company could otherwise terminate this Agreement pursuant to
Section 7.1(f). Signature pages for the Secured Promissory Note and the Security Agreement shall be sent to, and held in escrow by, counsel to the Company to be
(i) released to the Company upon the Specified Termination Event or (ii) returned to Parent upon termination of this Agreement for any reason other than the Specified Termination Event, in accordance with the Escrow Agreement attached hereto as Exhibit E entered into among the parties thereto..

         5.3 NO SOLICITATION OR OTHER NEGOTIATIONS.(a) (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to SECTION 7.1 hereof (the "EXPIRATION DATE"), neither Parent nor any of its directors, officers, employees, affiliates, investment bankers, attorneys, accountants, advisors, agents or other representatives (collectively, "AGENTS") will, directly or indirectly: (i) take any action to or otherwise solicit, initiate, seek, encourage, support or take any other action to facilitate any inquiries or the making of any Acquisition Proposal (as defined in clause (c) below), (ii) engage in any discussions or negotiations regarding any Acquisition Proposal, or (iii) furnish to any Person any information (except in the ordinary course of business) to assist such Person with respect to any Acquisition Proposal. Parent agrees that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

                  (b) Parent will promptly, and in any event within 24 hours, notify the Company of any contact of it or its Agents by any third party regarding any Acquisition Proposal, including in any such notice the identity of the Person making, and the terms of, such Acquisition Proposal. In no event will Parent accept or enter into an agreement concerning any Acquisition Proposal prior to the Expiration Date.

                  (c) For purposes of this SECTION 5.3, "ACQUISITION PROPOSAL" shall mean any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of a material portion of the stock or assets of Parent, tender offer, recapitalization, share exchange or other business combination involving Parent other than the Merger contemplated by this Agreement. Each of Parent and the Company acknowledge that this SECTION 5.3 was a significant inducement for the Company to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the consideration with respect to the Merger or (ii) a failure to induce the Company to enter into this Agreement.

         5.4 BROKERS OR FINDERS.

                  (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person engaged by the Company or a Subsidiary is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except for Morgan Schiff & Co.

                  (b) Each of Parent and Acquisition represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person engaged by Parent or Acquisition is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition except for Morgan Schiff & Co.

         5.5 REASONABLE BEST EFFORTS.

                  (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, under applicable Laws or otherwise, to consummate and make effective the transactions contemplated by this Agreement.

                  (b) Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use its reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Parent, Acquisition or the Company or any of their respective affiliates in connection with the Merger, the Certificate of Incorporation Amendment or the taking of any other action contemplated by this Agreement.

                  (c) Each party hereto shall cooperate and use its reasonable best efforts to negotiate with the creditors of Parent and its Subsidiaries mutually agreed upon between Parent and the Company to cause such creditors to either (i) convert the Parent Indebtedness held by such creditor to Parent Common Stock prior to Closing or (ii) cancel or permanently reduce such Parent Indebtedness prior to Closing; PROVIDED that any such conversion, cancellation or reduction is on terms reasonably acceptable to the Company.

                  (d) The Company shall use its reasonable best efforts to sell such number of shares of Company Common Stock or Company Convertible Securities that is necessary to obtain aggregate net cash proceeds (the "FINANCING PROCEEDS") at least equal to an amount so that the Certified Total Amount as of the Closing Date will be at least equal to $5,000,000.

         5.6 PUBLICITY. The parties will consult with each other and will mutually agree upon any press release or other public announcement pertaining to the Merger or this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         5.7 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt written notice to each other party of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) notice or communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or could reasonably be expected to cause any representation or warranty of such party contained in this Agreement that is qualified as to materiality being or becoming as of any time between the date of this Agreement and the Effective Time untrue or inaccurate at such time in any respect or any such representation or warranty that is not so qualified being or becoming as of any time between the date of this Agreement and the Effective Date untrue or inaccurate in any material respect, (d) the failure of it to comply with or satisfy in any material respect any obligation to be complied with or satisfied by it under this Agreement or (e) the commencement or threat of any Company Litigation or Parent Litigation, as the case may be, or any other action, suit, investigation, inquiry or proceeding which relates to the consummation of the transactions contemplated hereby.

         5.8 PREPARATION OF THE PROXY STATEMENT AND REGISTRATION STATEMENT; PARENT SPECIAL MEETING.

                  (a) As soon as practicable following the date of this Agreement, Parent and the Company shall prepare and Parent shall file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. The parties will cooperate with each other in connection with the preparation of the Registration Statement. Each party agrees to correct any information provided by it for use in the Registration Statement and the Proxy Statement which shall have become false or misleading. If at any time prior to the Effective Time, in the case of the Registration Statement, and at any time prior to the Meeting Date, in the case of the Proxy Statement, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Registration Statement or Proxy Statement, as the case may be, so that the Registration Statement or Proxy Statement, as the case may be, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC.

                  (b) Parent shall, acting through its Board of Directors and in accordance with applicable Law and the Certificate of Incorporation and the Bylaws of Parent, duly call, give notice of, convene and hold a special meeting of its stockholders (the "PARENT SPECIAL MEETING") as promptly as practicable after the date hereof for the purpose of adopting the Certificate of Incorporation Amendment and shall solicit proxies in favor of approval of the Certificate of Incorporation Amendment. The Board of Directors of Parent has unanimously recommended to its stockholders approval of the Certificate of Incorporation Amendment and shall include such recommendation in the Proxy Statement and shall not withdraw or modify such recommendation.

                  (c) Commencing on the first business day following the date on which the Registration Statement is declared effective by the SEC, the Company shall solicit a written consent of stockholders in lieu of meeting, in the form attached hereto as EXHIBIT A (the "STOCKHOLDERS' CONSENT"), from each holder of shares of Company Common Stock pursuant to Section 228(e) of the DGCL and the Bylaws of the Company with a view to obtaining the Company Stockholders Approval as promptly as practicable. Promptly following the date on which the Company Stockholders Approval is obtained, the Company shall prepare and mail to all its stockholders the notice of action authorized by the Stockholders' Consent. The Board of Directors of the Company has unanimously recommended to its stockholders approval of the matters set forth in the Stockholders' Consent and shall not withdraw or modify such recommendation.

         5.9 COMPANY FINANCIAL STATEMENTS. The Company shall use its reasonable best efforts to provide Parent, within 60 days following the date of this Agreement, (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2002 and June 30, 2001, and the related audited consolidated income statements, statements of changes in shareholders equity and cash-flow statements of the Company and its Subsidiaries for the fiscal years ended on such dates, in each case together with the report thereon of Michael Grunbaum & Co. the independent certified public accountants of the Company, (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2003 and the related unaudited consolidated income statements, statements of changes in shareholders equity and cash-flow statements of the Company and its Subsidiaries for the nine-month period then ended and (c) any other financial statements of the Company and its consolidated Subsidiaries required to be included in the Registration Statement and the Proxy Statement pursuant to the Securities Act and the Exchange Act (the financial statements described in clause (a), (b) and (c) are collectively referred to as the "ADDITIONAL COMPANY FINANCIAL STATEMENTS"). The Additional Company Financial Statements will be derived from and will be in accordance with the books and records of the Company and its consolidated Subsidiaries and will fairly present the consolidated financial condition of the Company and such Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and such Subsidiaries for the periods then ended and will be prepared in conformity with GAAP consistently applied, subject in the case of the interim financial statements to the absence of certain footnote disclosures and normal year-end adjustments.

         5.10 APPOINTMENT OF DIRECTORS. Parent shall use its best efforts to cause such number of vacancies agreed to by the Company and Parent to be created on its Board of Directors (by increasing the number of directors constituting the Board of Directors of Parent or otherwise) and to cause Allan Klepfisz, Chai Ong and such other designees requested by the Company within 30 days of the date of this Agreement to be appointed or elected to fill such vacancies at the Effective Time. Parent also shall use its best efforts to cause Allan Klepfisz, Chai Ong and such other designees to be nominated for election at the Parent Special Meeting and shall recommend the election of such individuals to its shareholders. Notwithstanding the foregoing, Parent shall not be required to appoint or elect to, or, if appointed or elected, shall be entitled to remove from, the Board of Directors of Parent any person who has been convicted of any crime (other than a traffic violation) or who, in the reasonable judgment of the Board, is legally ineligible to serve on the Board.

         5.11 COMPLIANCE WITH THE SECURITIES ACT. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Parent a list identifying all Persons who in the Company's reasonable judgment may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of rule 145 under the Securities Act (the "RULE 145 AFFILIATES"). The Company shall use its reasonable best efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement in substantially the form attached hereto as EXHIBIT B (the "AFFILIATE'S AGREEMENT"), executed by such Person.

         5.12 LTDN INTERIM NOTES. At the Effective time, each LTDN Interim Note shall be cancelled and all obligations thereunder shall be extinguished. In addition, promptly following the Effective Time, all security interests under the Pledge and Security Agreement shall be released and the Pledge and Security Agreement shall be terminated.

         5.13 NON-DISCLOSURE AND INVENTION ASSIGNMENT AGREEMENTS. Parent shall use its reasonable efforts to cause to be executed and delivered to Parent a non-disclosure agreement and invention assignment agreement in a form delivered by Parent and reasonably acceptable to the Company, to be executed by each of the employees and consultants of Parent and its Subsidiaries.

         5.14 VOTE. The Company shall, and shall cause its Subsidiaries, to vote all shares of Parent Common Stock held by the Company and its Subsidiaries in favor of the Merger Agreement, the Merger and the Certificate of Incorporation Amendment.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, where permitted by applicable Law, by each party hereto prior to the Effective Time of the following conditions:

                  (a) The Company Stockholder Approval shall have been obtained.

                  (b) The Parent Stockholder Approval shall have been obtained.

                  (c) All consents, approvals and actions of, filings with, and notices to, all Governmental Entities required of Parent, Acquisition or the Company or any of their respective Subsidiaries or other affiliates in connection with the transactions contemplated hereby shall have been made, obtained or effected, as the case may be, except for those, the failure of which to be made, obtained or effected has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

                  (d) No Order or Law shall be in effect that prevents or restricts the consummation of the Merger or the Certificate of Incorporation Amendment or the other transactions contemplated hereby; provided, that prior to invoking this condition, each party shall use its reasonable best efforts to have any such legal prohibition or restraint removed.

                  (e) There shall not be pending or threatened any suit, action, investigation, inquiry or proceeding by any Governmental Entity challenging the acquisition by Parent or Acquisition of any shares of Company Common Stock or seeking to restrain or prohibit the consummation of the Merger.

                  (f) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

         6.2 CONDITIONS TO THE OBLIGATION OF PARENT AND ACQUISITION TO EFFECT THE MERGER. The obligation of Parent and Acquisition to effect the Merger is further subject to the following conditions, any or all of which may be waived, in whole or in part by Parent and Acquisition, on or prior to the Effective Time, to the extent permitted by applicable Law:

                  (a) Each of the representations and warranties of the Company
(i) set forth in Section 3.1(b), 3.1(c)(i), 3.1(q), 3.1(r) and 3.1(s) (the
"COMPANY SPECIFIED SECTIONS") shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date) and (ii) set forth in this Agreement (other than the Company Specified Sections) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except (A) in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Company Material Adverse Effect and (B) in the case of clauses (i) and (ii), for any inaccuracy that results from or relates to the taking of any action, or failure to act, as required by this Agreement or at the direction of or after the consent of Parent, and Parent and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

                  (b) The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement on or prior to the Closing Date and Parent and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

                  (c) Parent shall have received the Total Amount Certificate, which must certify that the Certified Total Amount is equal to, or greater than, at least $5,000,000.

                  (d) Parent shall have received a Bank Account Verification Letter dated the Closing Date from the Company's Bank setting forth the amount of immediately available funds in the Cash Bank Account, which amount must be equal to, or greater than, the difference between $5,000,000 and the LTDN Interim Note Amount.

                  (e) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company setting forth the information contained in Section 3.1(b)(i) as if the Capitalization Date was the Closing Date.

         6.3 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the following conditions, any or all of which may be waived, in whole or in part by the Company, on or prior to the Effective Time, to the extent permitted by applicable Law:

                  (a) The representations and warranties of Parent and Acquisition (i) set forth in Sections 3.2(b), 3.2(c)(i), 3.2(q), 3.2(r) and 3.2(s) (the "PARENT SPECIFIED SECTIONS") shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date) and (ii) set forth in this Agreement (other than the Parent Specified Sections) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except (A) in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Parent Material Adverse Effect and (B) in the case of clauses (i) and (ii), for any inaccuracy that results from or relates to the taking of any action, or failure to act, as required by this Agreement or at the direction of or after the consent of the Company, and the Company shall have received a certificate signed on behalf of Parent and Acquisition by their respective chief executive officers and chief financial officers to the effect set forth in this paragraph.

                  (b) Parent and Acquisition shall have performed in all material respects the obligations required to be performed by them under this Agreement on or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent and Acquisition by their respective chief executive officers and chief financial officers to the effect set forth in this paragraph.

                  (c) At least the greater of (i) 71.5% of the Parent Indebtedness outstanding as of March 31, 2003 (excluding any indebtedness outstanding under any LTDN Interim Notes) or (ii) $5,000,000 of such Parent Indebtedness, (A) has been converted, or is subject to an agreement in writing to be converted on the Closing Date, to shares of Parent Common Stock or (B) has been cancelled or permanently reduced, or is subject to an agreement in writing to be cancelled or permanently reduced on the Closing Date, in connection with a settlement with such creditor (but only to the extent such Parent Indebtedness is forgiven and is not required by such creditor to be repaid), in a manner reasonably satisfactory to the Company.

                  (d) The Company shall have received the Excess Parent Liabilities Certificate.

                  (e) Parent shall have entered into an agreement with Alfa-Pro Products GmbH ("THE ALFA-PRO AGREEMENT") in form and substance reasonably acceptable to the Company providing for the assignment of all patents and related Intellectual Property owned by Alfa-Pro Products GmbH to Parent in exchange for Parent Common Stock in an amount to be determined, which patents and related Intellectual Property shall be free and clear of all Liens at the time of such transfer and at the Effective Time, except for any Liens in favor of the Company, Parent or any of their respective Subsidiaries.

                  (f) The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent setting forth the information contained in Section 3.2(b)(i) as if the Parent Capitalization Date was the Closing Date.

                  (g) Parent shall not have any outstanding shares of Parent Preferred Stock.

                  (h) Parent shall exclusively own immediately prior to the Closing all right, title and interest to and in the patents and related Parent Intellectual Property set forth on SCHEDULE 6.3(H) free and clear of any Liens, except for any Liens in favor of the Company.

                  (i) The Company shall have obtained the Financing Proceeds.

                  (j) The consummation of the Merger shall entitle the holders of Company Common Stock, Company Convertible Securities and Company Stock Options to acquire such number of shares of Parent Common Stock such that after such issuance such holders own at least 58% of the outstanding shares of Parent Common Stock (excluding shares of Parent Common Stock issued to the Company or any of its Subsidiaries).


                                  ARTICLE VII

                           TERMINATION AND ABANDONMENT

         7.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after Company Stockholder Approval and Parent Stockholder Approval:

                  (a) by mutual written consent of the Company, Parent and Acquisition;

                  (b) by Parent or the Company, if any court of competent jurisdiction or other Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger or the Certificate of Incorporation Amendment, and such Order or other action shall have become final and non-appealable;

                  (c) by Parent or the Company, if the Effective Time shall not have occurred on or before 5:00 p.m., Eastern Standard Time, on October 31, 2003 (the "TERMINATION DATE"); provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill or breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (d) by Parent, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, or (ii) the Company shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in
Section 6.2(b) would not be satisfied (in either case, other than as a result of a material breach by Parent or Acquisition of any of their respective obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of thirty days after the Company has received written notice from Parent of the occurrence of such failure or breach (provided that in no event shall such thirty day period extend beyond the second day preceding the Termination Date);

                  (e) by the Company, if (i) any of the representations and warranties of Parent and Acquisition contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied, or (ii) Parent or Acquisition shall have breached or failed to comply with any of their respective obligations under this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied (in either case, other than as a result of a material breach by the Company of any of its obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of thirty days after Parent has received written notice from the Company of the occurrence of such failure or breach (provided that in no event shall such thirty day period extend beyond the second day preceding the Termination Date);

                  (f) by Parent or the Company, if the Company fails to obtain Company Stockholder Approval within 20 days following the date on which the Company mails the Stockholder's Consent to its stockholders (which mailing shall occur within five business days following the date on which the Registration Statement is declared effective by the SEC); or

                  (g) by Parent or the Company, if Parent fails to obtain Parent Stockholder Approval at the Parent Special Meeting (or any adjournment thereof).

Any party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

         7.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no further liability or obligation hereunder on the part of any party hereto or their respective affiliates, officers, directors or stockholders, except that (a) Section 5.1(b), Section 5.2, this Section 7.2 and Article VIII shall survive such termination and (b) no such termination shall relieve any party from liability for a material and willful breach of any term or provision hereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. None of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time except for covenants and agreements that contemplate performance after the Effective Time (which covenants and agreements shall survive in accordance with their terms).

         8.2 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that any breach or threatened breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

         8.3 NOTICES. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by internationally recognized courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by internationally recognized courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) three business days after it is deposited with an internationally recognized courier service, if sent by internationally recognized courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) five business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

               (a) if to Parent or Acquisition, to it:

                           Taubenstrasse 20, D-10117
                           Berlin, Germany
                           Attn: Hans Skrobanek
                           Facsimile: 49 30 201 77899

               (b) if to the Company, to:

                           Level 11, Atrium Tower
                           459 Collins Street
                           Melbourne  Vic  3000
                           Australia
                           Attn:  Mr. David Windsor
                           Facsimile:  +61 3 9617 7099
                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California  94304-1050
                           Attn:  John T. Sheridan
                           Facsimile:  +1 (650) 493-6811

         8.4 INTERPRETATION. As used herein, the words "hereof", "herein", "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words "Article", "Schedule" and "Section" are references to the articles, schedules and sections of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". Unless otherwise provided herein, each accounting term used in this Agreement has the meaning given to it in accordance with GAAP. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement or statute referred to herein means such agreement or statute as from time to time amended, qualified or supplemented, including, in the case of statutes, by succession of comparable successor statutes. References to the Securities Act and to the Exchange Act are also references to the rules and regulations of the SEC promulgated thereunder. References to a Person are also to its successors and permitted assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and may be delivered by facsimile or similar reproduction), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the schedules hereto, together with the LTDN Interim Notes, the Secured Promissory Note, the Security Agreement and the Escrow Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of each party hereto and to their respective successors and permitted assigns, and nothing in this Agreement express or implied, is intended to or shall confer upon any other Person any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         8.7 AMENDMENT. This Agreement may be amended, modified or supplemented, only by written agreement of Parent, Acquisition and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED, that, after (a) Company Stockholder Approval is obtained, no term or condition contained in this Agreement shall be amended or modified in any manner that by Law requires further approval by the stockholders of the Company without so obtaining such further stockholder approval and (b) Parent Stockholder Approval is obtained, no term or condition contained in this Agreement shall be amended or modified in any manner that by Law requires further approval by the stockholders of Parent without so obtaining such further stockholder approval.

         8.8 WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts required hereby, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         8.9 GOVERNING LAW. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

         8.10 SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) such court does not have subject matter jurisdiction, any other court of the State of Delaware or the United States District Court for the District of Delaware, in any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Court of Chancery or any other state court of the State of Delaware or the United States District Court for the District of Delaware. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         8.11 ASSIGNMENT. No party hereto shall assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any assignment in violation of the foregoing shall be null and void.

         8.12 SEVERABILITY. If any term or other provision of this Agreement is determined by a court of competent jurisdiction, by final judgment no longer subject to review, to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as neither the economic nor legal substance of the transactions contemplated herein is affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        THE COMPANY:

                                        LTDNETWORK, INC.


                                        By: _______________________________
                                                 Name:
                                                 Title:


                                        PARENT:

                                        ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                        By: _______________________________
                                                 Name:
                                                 Title:


                                        ACQUISITION:

                                        LTDN ACQUISITION CORP.



                                        By: _______________________________
                                                 Name:
                                                 Title: